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AGISTMENT AGREEMENT dated 29th. August 1996

BETWEEN:

MARTINDALE HOLDINGS PTY LTD (ACN 007 936 834) of PO Box 24 Mintaro 5415 ("MH")

AND:

TAb AUSTRALIA PTY LTD (ACN 062 369 724) of 27 Old Belair Road, Belair 5052
("TAb")

INTRODUCTION

A. MH is the registered proprietor of land at Mintaro SA known as Martindale.

B. TAb wishes to agist sheep at Martindale, during which time the sheep will be immunised in preparation for bleeding as part of TAb's antibody raising program.

C. MN agrees to agist TAb's sheep at Martindale on the terms of this agreement.

TERMS

1.       INTERPRETATION

         In this agreement

         1.1     singular includes plural and vice versa

         1.2     headings do not affect interpretation

         1.3 no rule of construction applies to the disadvantage of a party because that party put forward this agreement or any portion of it

         1.4     the introduction is correct and forms part of this agreement.

2.       AGISTMENT

         2.1 MH will agist TAb's sheep at Martindale from 1 September 1996 to 31 May 1997 for the fees and upon the terms set out in this agreement.

         2.2     TAb may only agist wethers and ewes at Martindale.

         2.3     TAb may only agist a maximum of 2500 sheep at Martindale.

3.       FEES

         3.1 TAb will pay MH and agistment fee of $1.50 per sheep per week calculated on the maximum number of TAb's sheep agisted during that week.

         3.2 The agistment fee will be paid calendar monthly in arrears upon invoice from MH.

         3.3     TAb will pay each invoice within 28 days of receipt of the invoice.
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4.       LICENSE

         MH grants a license during the term of this agreement for any TAb employee or other person acting for TAb to enter Martindale at any reasonable time for.

         4.1     injecting and immunising the sheep;

         4.2     providing veterinary services;

         4.3 branding, stock checks, routine animal care, mustering, droving, shearing and crutching to the extent that these services are not provided by MH;

         4.4     any other purpose in relation to this agreement.

5.       PROPERTY

         5.1 All sheep introduced by TAb to Martindale pursuant to this agreement remain the property of TAb.

         5.2     All wool taken from TAb sheep is the property of TAb.

6.       ANIMAL CARE

         6.1 TAb and MH will agree on methods for handling the sheep which are designed to minimise the risk of illness and disease during the term of this agreement. A preventative approach to common diseases will be taken, including the use of Footbathing, Ivomec drenching, 6-in-1 vaccination and lice control.

         6.2 TAb, in consultation with a nominated veterinarian, will take all reasonable steps to meet MH requirements regarding the introduction of animals onto Martindale.

         6.3 Animals newly introduced to Martindale by TAb will be treated for external parasites at the earliest opportunity after shearing or, where shearing is not due for some time, will be treated with a long wool treatment (eg. Vanquish).

         6.4 TAb will advise MH of the health status and origin of animals and, where possible, provide copies of any inspection certification.

7.       TAb'S OBLIGATIONS

         7.1 TAb will deliver and collect its sheep from Martindale at its own cost.

         7.2 TAb will ensure as far as is practicable that its sheep are free from illness and disease when delivered to Martindale.

         7.3 TAb, at its cost, will engage veterinary and other specialist services and farm labour to manage TAb's sheep to the extent that such services are not provided by MH.

         7.4 TAb will provide all materials (or reimburse MH at cost for any materials) in relations to vaccination and other veterinary care of TAb's sheep, including dips, drenches and shearing requisites.

         7.5 TAb, at its own cost and in consultation with MH, will provide any plant and equipment in relation to handling TAb's sheep not ordinarily provided as part of commercial sheep agistment.
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         7.6     TAb is to obtain the following insurance and provide evidence of such insurance to MH upon request:

                 7.61 livestock insurance in respect of TAb's sheep at Martindale;

                 7.62 public liability insurance in respect of TAb's sheep, property and personnel at Martindale.

                 7.7 TAb will register a brand for TAb's sheep and advise MH of this brand upon registration. TAb will ensure that TAb's sheep are branded with the registered brand.


8.       MH'S OBLIGATIONS

         8.1 MH will arrange, in consultation with TAb, and at TAb's cost (but subject to clause 8.9):

                 8.1.1 for TAb's sheep to be shorn twice yearly (in September and March);

                 8.1.2            for regular crutching of TAb's sheep.

         8.2 MH will, at its cost, maintain adequate fencing and water supplies in the paddocks in which TAb's sheep are agisted.

         8.3 MH will maintain and repair its facilities and plant and equipment at Martindale which are used for agisting TAb's sheep unless such facilities or plant and equipment are damaged by TAb's servants, agents or contractors in which case TAb will bear the cost of repairing such facilities or plant and equipment.

         8.4 MH will seek to maintain TAb's sheep with a condition score of 3 to 3.5 and, once mature, at a live weight of greater than 75 kilograms. MH will, if necessary to fulfill this obligation and at its cost, provide 3 months supplementary feeding per calendar year. TAb will pay for any additional feeding at cost.

         8.5 MH will provide general pasture and a standard animal husbandry necessary to comply with its obligations under this agreement.

         8.6 MH will comply with all reasonable protocols with respect to the management and care of the sheep and schedules of animal treatment as are determined by TAb after consultation with MH.

         8.7 MH will follow all normal and recommended practices for control of external and internal parasites and diseases in consultation with TAb.

         8.8 As far as practicable, MH will ensure that all rams are kept away from any of TAb's ewes agisted pursuant to this agreement.

         8.9 MH will provide labour equivalent to half of one full time employee in relation to TAb's sheep to conduct stock checks (5 days per week), routine animal care, mustering, droving, shearing, cruitching and assisting on the immunising days plus any other farm related miscellaneous activities. MH may, will the approval of TAb and at TAb's cost, provide additional labour to care for TAb's sheep. TAb will pay for any other labour in relation to its sheep.
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         8.10    MH will provide to TAb for no additional fee, on an as needs basis and subject to mutual agreement (which will not be unreasonably withheld by either party) limited access to laboratory and office space at Martindale.

9.       FORCE MAJEURE

         A party is not liable for failure to perform this agreement to the extend and for so long as its performance is prevented or delayed because of circumstances outside the party's direct control and without fault or negligence by the party, but only if that party

         9.1     immediately gives written notice to the other party

         9.2     does everything reasonable to remedy the cause quickly.

10.      NO WAIVER

         A party waives a right under this agreement only by written notice that it waives that right.

11.      AMENDMENT

         This agreement can only be amended by written agreement of both parties.

EXECUTED as an agreement

SIGNED  by       Robert George Edwards  29/8/96
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for an on behalf of TAb Australia Pty Ltd
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SIGNED by    Ian Leslie Bidstrup
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for an on behalf of Martindale Holdings Pty Ltd
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